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                                                             EXHIBIT 10.1

                            LEASE AGREEMENT


          BASIC PROVISIONS ("BASIC PROVISIONS")

1.1 PARTIES: This Lease ("LEASE"), dated for reference purposes only August 11, 1999, is made by and between The Fink and Schindler Company ("LESSOR") and Baby Center, Inc., a Delaware corporation ("LESSEE") (collectively the "PARTIES," or individually a "PARTY").

1.2 PREMISES: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as 552 Brannan Street, San Francisco, California, consisting of approximately 24,000 rentable square feet ("PREMISES").

1.3 TERMS: The initial term of this Lease shall be five (5) years ("ORIGINAL TERM") and shall expire five (5) years after the Commencement Date ("EXPIRATION DATE"). The Original Term shall shall commence (the "COMMENCEMENT DATE") on the date on which the Tenant Improvements described in Paragraph 49 to be constructed by Lessor ("LESSOR'S TENANT IMPROVEMENTS") shall have been substantially completed. "Substantial Completion" shall mean that (i) Lessor shall have completed the Lessor Tenant Improvements in all material respects in accordance with the Construction Documents (as defined in paragraph 49), (ii) there remains no incomplete or defective item of Lessor Tenant Improvements that would materially adversely affect Lessee's intended use of the Premises, (iii) Lessor has delivered possession of the applicable permits from appropriate governmental authorities required to be obtained by Lessor for the legal occupancy of the Premises and completion of Lessor's Tenant Improvements.

1.4       EARLY POSSESSION:  As provided in Section 3.2.

1.5 BASE RENT: The Monthly rent for the Premises ("BASE RENT") shall be as follows:

          During the Early Possession period (based upon a pro rated rental as described in Section 3.2, and during the initial 12 months of the Term: Forty-Eight Thousand Dollars ($48,000);

          During months 13-24:  Forty-Nine Thousand Nine Hundred Twenty
                  Dollars ($49,920);

          During months 25-36:  Fifty-One Thousand Nine Hundred Twenty
                  Dollars ($51,920);

          During months 37-48:  Fifty-Four Thousand Dollars ($54,000); and

          During months 49-60:  Fifty-Six Thousand Dollars ($56,160);

Base rent shall be payable in advance on the first day of each month commencing on the Commencement Date.

1.6 BASE RENT PAID UPON EXECUTION: Upon execution of this Lease, Lessee shall pay to Lessor the amount of Two Hundred Eighty-Eight Thousand Dollars ($288,000) as Base Rent for the first six (6) months of the Original Term.

1.7       SECURITY DEPOSIT:  There shall be no security deposit.

1.8 AGREED USE: Lessee shall use the Premises for general industrial use with supporting offices for an internet-multimedia company, consistent with the use approval received from the San Francisco Planning Department. Lessor assumes no obligation or liability if any proposed use by Lessee is not in conformance with any such approval. Lessee shall not have access to, or the use of, the roof of the Premises for any reason whatsoever and shall advise its employees and invitees upon the Premises of such restriction and shall take reasonable actions to prevent any such person from gaining access to and using said roof, excepting only access to the roof by service technicians who are providing maintenance services for the HVAC located upon the roof or are keeping the roof and roof drainage free of debris.

1.9       REAL ESTATE BROKERS:  The following real estate brokers
(collectively, the "BROKERS") and brokerage relationships exist in this transaction:

Starboard Commercial Real Estate represents Lessor exclusively ("LESSOR'S BROKER"). KROK Properties represents Leesee exclusively ("LESSEE'S BROKER"). Upon execution and delivery of this Lease by both Parties and upon the taking of possession by Lessee of the Premises, Lessor shall pay to Lessor's Broker the fee agreed to in their separate written


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agreement.  No brokerage fees shall be payable with respect to the Option
Period (as described in paragraph 39) if Lessee shall exercise the Option to extend the Term of this Lease.

1.10 LETTER OF CREDIT. The obligations of the Lessee under this Lease during the Original Term shall be secured by a standby letter of credit (the "LETTER OF CREDIT") which shall permit drawings during the Original Term in the event of a Breach (as defined in Section 13.1 hereof) in an aggregate amount of Two Hundred Eighty-Eight Thousand Dollars ($288,000). The Letter of Credit shall be in form satisfactory to Lessor and shall be issued by a bank whose creditworthiness is satisfactory to Lessor. The Letter of Credit shall be delivered to Lessor concurrently with the execution of this Lease. If the letter of Credit by its terms shall expire prior to the expiration of the Original Term, the Letter of Credit shall expressly provide that unless a substitute Letter of Credit is delivered to Lessor no later than 30 days prior to such stated expiration date, and notwithstanding that a Breach may not have occurred, Lessor may draw upon the Letter of Credit for the full amount drawable thereunder and hold such amounts as security for the obligations of Lessee hereunder during the Original Term.

2.        PREMISES

2.1 LETTING. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating rental, is an approximation which the Parties agree is reasonable and the rental based thereon is not subject to revision whether or not the actual size is more or less.

2.2 CONDITION. Lessor shall deliver the Premises broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ("START DATE"), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), loading doors, if any, and all other such elements of the building, in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date and that the surface and structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the "BUILDING") shall be free of material defects. If a non-compliance with said warranty exists as of the Start Date or shall occur after the Start Date, Lessee shall provide written notice to Lessor setting forth with specificity the nature and extent of such non-compliance. Except as otherwise provided in this Lease, promptly after receipt of Lessee's notice, Lessor shall repair or replace same at Lessor's expense; provided, however, that if Lessor has not received any written notice from Lessee within (i) six (6) months after the Start Date, as to the HVAC systems, or
(ii) ninety (90) days after the Start Date, as to the remaining systems and other elements of the Building, Lessor shall have no further obligations with respect thereto and correction of any such non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense, except for the roof, foundations, beams, columns, HVAC, exterior and bearing walls, the responsibility for which shall be determined in accordance with paragraph 7. Lessor's obligations with respect to any such non-compliance shall be limited to its obligation to repair or replace any defective elements and in no event shall Lessor be responsible for any other damages which may be suffered by Lessee as a direct or indirect result thereof, including without limitation, consequential, special, incidental or punitive damages.

2.3 COMPLIANCE. Lessor warrants that, to the best of its knowledge, the improvements on the Premises comply in all material respects with all applicable laws, covenants or restrictions of record, building codes, regulations and ordinances ("APPLICABLE REQUIREMENTS") in effect on the Commencement Date, including the Americans With Disabilities Act of 1990 and all Applicable Requirements relating to the seismic condition of the Premises. Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a) made or to be made by Lessee, NOTE: Lessee is responsible for determining whether or not the zoning is appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with the warranty within six (6) months following the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. If the Applicable Requirements are hereafter changed (as opposed to being in existence at the Commencement Date, which is addressed in Paragraph 6.2(e) below) so as to require during the term of this Lease the construction of an addition to or an alteration of the Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Building ("Capital Expenditure"), Lessor and Lessee shall allocate the cost of such work as follows:


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          (a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last two (2) years of this Lease and the cost thereof exceeds two (2) months' Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within ten (10) days after receipt of Lessee's termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to two
(2) months' Base Rent. If Lessee elects Termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least ninety (90) days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

          (b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for such costs pursuant to the provisions of Paragraph 7.1(c); provided, however, that if such Capital Expenditure is required during the last two years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon ninety (90) days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within ten (10) days after receipt of Lessor's termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with interest, from Rent until Lessor's share of such costs have been fully paid. If Lessee is unable to finance Lessor's share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon thirty (30) days written notice to Lessor.

          (c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.

2.4 ACKNOWLEDGMENTS: Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security environmental aspects, and compliance with Applicable Requirements), and their suitability for Lessee's intended use;
(b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises; and (c) neither Lessor, Lessor's agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (a) Broker has made no representations, promises or warranties concerning Lessee's ability to honor the Lease or suitability to occupy the Premises; and (b) it is Lessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

3.        TERM.

3.1 TERM. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.

3.2 EARLY POSSESSION. Lessee shall be granted access to the Premises prior to the Commencement Date to allow Lessee to construct such improvements to the Premises as shall be Lessee's responsibility and as shall have been approved by Lessor. Lessee shall take possession and occupy the second floor of the Premises following the substantial completion (as defined in Section 1.3) by Lessor of the Lessor Tenant Improvements for such floor. Upon such occupancy by Lessee (the date of such occupancy being the "EARLY POSSESSION DATE"), Lessee shall be obligated to pay Rent based upon portion of the Premises so occupied, multiplied by the applicable Base Rent specified in paragraph 1.5 until the Commencement Date specified in paragraph 1.3 above, at which time the entire applicable monthly Base Rent specified in paragraph
1.5 shall be payable. The taking of early possession of all or a portion of the Premises shall not shorten the Original Term of this Lease. All terms of this Lease shall be in effect during the Early Possession period. Any such early possession shall not affect the Expiration Date.

3.3 DELAY IN POSSESSION. Lessor agrees to use its best commercially reasonable efforts to (i) deliver possession of the second floor of the Premises by August 27, 1999 and (ii) deliver possession of the first floor of the Premises by September 3, 1999; provided, however, that such dates may be extended if Lessor is not able to obtain new electrical service from Pacific Gas & Electric Company. If, despite said efforts, Lessor is unable, despite its diligent efforts, to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of a


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portion of the Premises as provided in paragraph 1.4. If possession of the entire Premises with Lessor's Tenant Improvements is not delivered by December 15, 1999 (the "OUTSIDE DELIVERY DATE"), Lessee may, at its option, by notice in writing within forty-five (45) days after the Outside Delivery Date, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder, except that Lessor shall promptly refund to Lessee all amounts previously rendered to Lessor pursuant to Paragraph 1.6 and shall return the Letter of Credit to Lessee (or as Lessee shall direct). If such written notice is not received by Lessor within said forty-five (45) day period, Lessee's right to cancel shall terminate. Except as otherwise provided, if possession of the entire Premises is not tendered to Lessee by the Outside Delivery Date and Lessee does not terminate this Lease, as aforesaid, the Original Term shall commence from the date of delivery of possession of the entire Premises and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee.

3.4 LESSEE COMPLIANCE. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8). Pending delivery of such evidence. Lessee shall be required to perform all of its obligations under this Lease from and after the Commencement Date, or any Early Possession Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Commencement Date, the Commencement Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.1       RENT.

4.1 RENT DEFINED. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent ("RENT").

4.2 PAYMENT. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating.

5.        SECURITY DEPOSIT. None.

6.        USE.

6.1 USE. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto and permitted under the rules and regulations of the City of San Francisco, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to neighboring properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within five (5) business days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in use.

6.2       HAZARDOUS SUBSTANCES:

          (a) REPORTABLE USES REQUIRE CONSENT. The term "HAZARDOUS SUBSTANCE" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) regulated or monitored by any governmental authority, or (ii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. "REPORTABLE USE" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice,


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registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements).

          (b) DUTY TO INFORM LESSOR. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises as a result of the actions, or failure to act, of Lessee, its agents, employees, or invitees, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

          (c) LESSEE REMEDIATIONS. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

          (d) LESSEE INDEMNIFICATION. Lessee shall indemnify, defend, reimburse and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any end all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and reasonable attorneys' and reasonable consultants' fees arising out of or involving any Hazardous Substance released, emitted, used, stored, manufactured, transported or discharged upon the Premises by or for Lessee, its agents, employees, contractors or invitees or any other third party under Lessee's control (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. NO TERMINATION, CANCELLATION OR RELEASE AGREEMENT ENTERED INTO BY LESSOR AND LESSEE SHALL RELEASE LESSEE FROM ITS OBLIGATIONS UNDER THIS LEASE WITH RESPECT TO HAZARDOUS SUBSTANCES, UNLESS SPECIFICALLY SO AGREED BY LESSOR IN WRITING AT THE TIME OF SUCH AGREEMENT.

          (e) LESSOR INDEMNIFICATION. Lessee shall have no responsibility for Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all damages, including the cost of remediation, arising out of or involving the existence any Hazardous Substances in, under, about or on the Premises prior to the Commencement Date or, with respect to Hazardous Substances, which are caused by the negligence or willful misconduct of Lessor, its agents or employees. Lessor's indemnification shall not be applicable to the extent that any Hazardous Substances was released, emitted, used, stored, manufactured, transported or discharged upon the Premises by or for Lessee, its agents, employees, contractors or invitees or any other third party under Lessee's control, Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

          (f) INVESTIGATIONS AND REMEDIATIONS. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Commencement Date, unless such remediation measure is required as a result of Lessee's use (including alterations) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor's investigative and remedial responsibilities.

          (g) LESSOR TERMINATION OPTION. If a Hazardous Substance Condition occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required


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by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds twelve (12) times the then Monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within thirty
(30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within ten (10) days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to twelve (12) times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provided the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor's notice of termination.

6.3 LESSEE'S COMPLIANCE WITH APPLICABLE REQUIREMENTS. Except as otherwise provided in this Lease, and subject to paragraph 2.3, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, which relate to the particular use or occupancy of the Premises by Lessee, without regard to whether said requirements are now in effect or become effective after the Commencement Date. Lessee shall, within ten (10) days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with an Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

6.4 INSPECTION; COMPLIANCE. Lessor and Lessor's "Lender" (as defined in Paragraph 30 below) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, upon at least 24 hours prior notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements by Lessee, its agents, employees, or invitees, has occurred, or a contamination caused by Lessee, its agents, employees, or invitees is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority with respect to such violation or contamination or with respect to other obligations for which Lessee is responsible hereunder. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspections, so long as such inspection is reasonably related to the violation or contamination.

7.1       MAINTENANCE; REPAIRS, UTILITY INSTALLATIONS; TRADE FIXTURES AND
ALTERATIONS,

7.1       LESSEE'S OBLIGATIONS.

          (a) IN GENERAL. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance with Covenants, Restrictions and Building Code),
6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage and Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations, and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities such as plumbing, heating, ventilating, air-conditioning, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior) ceilings, floors, windows, doors, skylights, landscaping, driveways, parking lots, fences, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee is also responsible for keeping the roof and roof drainage clean and free of debris. Lessor shall keep the surface and structural elements of the roof, foundations, beams, columns, exterior and bearing walls in good repair (see paragraph 7.2). Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition (including, e.g., graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.

          (b) SERVICE CONTRACTS. Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements ("Basic Elements"), if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems,
(v) clarifiers, and (vi) basic utility feed to the perimeter of the Building.

          (c) REPLACEMENT. Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if the Basic Elements described in Paragraph 7.1(b), or the plumbing and electrical systems serving the Premises, cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such Basic Elements or systems, then such Basic Elements or systems shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the number of months of the useful life of such replacement as such useful life is specified pursuant to Federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then commercially reasonable in the judgment of Lessor's accountants, but not to exceed six percent (6%) per annum), with Lessee reserving the right to prepay its obligation at any time.

          7.2 LESSOR'S OBLIGATIONS. Subject to the provisions of Paragraphs
2.2 (Condition), 2.3 (Compliance with Covenants, Restrictions and Building
Code), 7.1(c) (Replacement), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee, except for the surface and structural elements of the roof, foundations, beams, columns, exterior and bearing walls, the repair of which shall be the responsibility of Lessor upon receipt of written notice that such a repair is necessary. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this lease.

7.3       UTILITY INSTALLATIONS; TRADE FIXTURES; ALTERATIONS.

          (a) DEFINITIONS; CONSENT REQUIRED. The term "Utility Installations" refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems and signs, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "TRADE FIXTURES" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "ALTERATIONS" shall mean any modification of the improvements, other than Utility installations or Trade Fixtures, whether by addition or deletion. "LESSEE OWNED ALTERATIONS AND/OR UTILITY INSTALLATIONS" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent, which shall not be unreasonably withheld. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof does not exceed $15,000 for any particular work of improvement.

          (b) CONSENT. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount equal to the greater of one month's Base Rent, or $75,000, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor.

          (c) INDEMNIFICATION. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialman's, lien against the premises or any interest therein. Lessee shall give Lessor not less than ten (10) day's notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require Lessee shall furnish a surety bond in an amount equal to one and one-half times the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.

7.4       OWNERSHIP; REMOVAL; SURRENDER; AND RESTORATION.

          (a) OWNERSHIP. Subject to Lessor's right to require remove (or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises, Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per Paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

          (b) REMOVAL. By delivery to Lessee of written notice from Lessor not earlier than ninety (90) and not later than thirty (30) days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

          (c) SURRENDER/RESTORATION. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition end state of repair, ordinary wear and tear excepted and excepting acts of God, casualties, condemnation, Hazardous Substances (other than those Hazardous Substances stored, used, or disposed of by Lessee, its agents, employees, or invitees, in or about the Premises in violation of Applicable Requirements or this Lease) and Alterations with respect to which Lessor has not required the removal thereof as provided herein). "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee Owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil material or groundwater contaminated by Lessee. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below. Lessor agrees that the improvements to be constructed pursuant to Paragraph 49 shall not be required to be removed at the expiration or earlier termination of this Lease.

8.        INSURANCE; INDEMNITY.

8.1       PAYMENT OF PREMIUM INCREASES.

          (a) Lessee shall pay to Lessor any insurance cost increase ("INSURANCE COST INCREASE") occurring during the term of this Lease. "Insurance Cost Increase" is defined as any increase in the actual cost of the insurance required under Paragraph 8.2(b), 8.3(a) and 8.3(b), over and above the annual "Base Premium" of $4,268.00. "Insurance Cost Increase" shall include but not be limited to increases resulting from the nature of Lessee's occupancy, any act or omission of Lessee, the reasonable requirements of the holder of mortgage or deed of trust covering the Premises, increased valuation of the Premises and/or a premium rate increase. The parties are encouraged to fill in the Base Premium in the blank above, with a reasonable premium for the Required Insurance based on the the Agreed Use of the Premises. If the parties fail to insert a dollar amount in the blank above, then the Base Premium shall be the lowest annual premium reasonably obtainable for the Required Insurance as of the commencement of the Original Term for the Agreed Use of the Premises. In no event, however, shall Lessee be responsible for any portion of the increase in the premium cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence.

          (b) Lessee shall pay any such Insurance Cost Increase to Lessor within thirty (30) days after receipt by Lessee of a copy of the premium statement or other reasonable evidence of the amount due. If the insurance policies maintained hereunder cover other property besides the Premises, Lessor shall also deliver to Lessee a statement of the amount of such Insurance Cost Increase attributable only to the Premises showing in reasonable detail the manner in which such amount was computed. Premiums for policy periods commencing prior to, or extending beyond the term of this Lease, shall be prorated to correspond to the term of this Lease.

8.2      LIABILITY INSURANCE.

         (a) CARRIED BY LESSEE. Lessee shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Lessee and Lessor against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an "ADDITIONAL INSURED-MANAGERS OR LESSORS OF PREMISES ENDORSEMENT" and contain the "AMENDMENT OF THE POLLUTION EXCLUSION ENDORSEMENT" for damage caused by heat, smoke or fumes from a hostile fire. The Policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

         (b) CARRIED BY LESSOR. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3      PROPERTY INSURANCE - BUILDING, IMPROVEMENTS AND RENTAL VALUE.

         (a) BUILDING AND IMPROVEMENTS. Lessor shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground lessor, and to any Lender(s) insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lenders, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. Such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender or included in the Base Premium), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.

         (b) RENTAL VALUE. Lessor shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one (1) year. Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of Rent from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next twelve
(12) month period.

8.4      LESSEE'S PROPERTY/BUSINESS INTERRUPTION INSURANCE.

         (a) PROPERTY DAMAGE. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixture's and Lessee Owned Alterations and Utility installations. Lessee shall provide Lessor with certificates of insurance confirming that such insurance is in force.

         (b)  BUSINESS INTERRUPTION. Intentionally Deleted.

         (c) NO REPRESENTATION OF ADEQUATE COVERAGE. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

8.5 INSURANCE POLICIES. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender.

Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Commencement Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to reduction or material and adverse modification of coverage except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior [to] the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either party Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6 WAIVER OF SUBROGATION. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein or actually insured against by either party. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7      INDEMNITY

         (a) Except for matters covered by Lessor's indemnity in subparagraph (b) below, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, employees, contractors and invitees, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, reasonable attorneys' and reasonable consultants' fees, expenses and /or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee, and/or liabilities arising from the negligence or willful misconduct by Lessee, and its agents, employees, contractors and invitees, Lessee's violation of Applicable Requirements not required to be performed by Lessor, or a breach by Lessee of its obligations hereunder. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

         (b) Except for matters covered by Lessee's indemnity in subparagraph (a) above, Lessor shall indemnify, protect, defend and hold harmless Lessee and its agents, employees, contractors and invitees, from and against any and all claims, and/or damages, liens, judgments, penalties, reasonable attorneys' and reasonable consultants' fees, expenses and/or liabilities arising from the negligence or willful misconduct by Lessor, and its agents, employees, contractors and invitees, Lessor's violation of Applicable Requirements not required to be performed by Lessee, or a breach by Lessor of its obligations hereunder. If any action or proceeding is brought against Lessee by reason of any of the foregoing matters, Lessor shall upon notice defend the same at Lessor's expense by counsel reasonably satisfactory to Lessee and Lessee shall cooperate with Lessor in such defense. Lessee need not have first paid any such claim in order to be defended or indemnified.

8.8 EXEMPTION OF LESSOR FROM LIABILITY. Except to the extent directly caused by the negligence or willful misconduct by Lessor, and its agents, employees, contractors and invitees, Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor's negligence, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.       DAMAGE OR DESTRUCTION

9.1      DEFINITIONS

         (a) "PREMISES PARTIAL DAMAGE" shall mean damage or destruction to the improvements on the Premises, other [than] Lessee Owned Alterations, Utility Installations and Trade Fixtures, which can reasonably be repaired in six (6) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

          (b) "PREMISES TOTAL DESTRUCTION" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in six
(6) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

          (c) "INSURED LOSS" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility
Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

          (d) "REPLACEMENT COST" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

          (e) "HAZARDOUS SUBSTANCE CONDITION" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

9.2 PARTIAL DAMAGE - INSURED LOSS. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage to their condition (in all material respects) immediately prior to the damage or destruction (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility installations) as soon as reasonably possible and this Lease shall continue in full force and effect. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, Lessor shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that full replacement cost insurance coverage was not commercially reasonable and available. Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them (and restore in all material respects the Premises to its condition immediately prior to the damage or destruction) as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect; or (ii) have this Lease terminate thirty (30) days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 PARTIAL DAMAGE - UNINSURED LOSS. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense and, provided no Default exists, Lessor shall make all applicable insurance proceeds available to Lessee on a reasonable basis for that purpose), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within thirty
(30) days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective sixty (60) days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within ten (10) days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4 TOTAL DESTRUCTION. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate as of the date of such Destruction. If the damage or destruction was caused by the negligence or willful misconduct of Lessee, its agents, employees, contractors and invitees, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

9.5 DAMAGE NEAR END OF TERM. If at any time during the last six (6) months of this Lease there is damage for which the cost to repair exceeds one (1) month's Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving a written termination notice to Lessee within thirty (30) days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is thirty (30) days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires, If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.

9.6       ABATEMENT OF RENT; LESSEE'S REMEDIES.

          (a) ABATEMENT. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessees use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

          (b) REMEDIES. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within thirty (30) days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within said thirty (30) days, this Lease shall continue in full force and effect. "Commence" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7 TERMINATION-ADVANCE PAYMENTS. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8 LESSEE'S TERMINATION RIGHT. Notwithstanding anything to the contrary contained herein, excepting any damage or destruction the repair of which is the responsibility of Lessee herein, Lessee shall have the option to terminate this Lease if any of the following shall occur, the exercise of such option being evidenced by delivery to Lessor of written notice of Lessee's election to terminate within thirty (30) days after Lessee receives from Lessor Lessor's estimate of the time needed to complete such restoration: (i) the Premises, with reasonable diligence, cannot be fully repaired by Lessor within one hundred eighty (180) days after the date of the damage or destruction; or (ii) Lessor commences the repairs but fails to complete them, in all material respects, within one hundred eighty (180) days after the date of the damage or destruction; or (iii) if the Premises are materially damaged by any peril within the last six (6) months of the Term.

9.9 WAIVE STATUTES. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.       REAL PROPERTY TAXES.

10.1 DEFINITION OF "REAL PROPERTY TAXES." As used herein, the term "REAL PROPERTY TAXES" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental law or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. The term "REAL PROPERTY TAXES" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises. Notwithstanding anything to the contrary contained in this Lease, Lessee shall not be required to pay any portion of any tax or assessment (i) levied on Lessor's rental income, unless such tax or assessment is imposed in lieu of Real Property Taxes, (ii) imposed on land and improvements other than with respect to the Premises, or (iii) attributable to Lessor's net income, inheritance, gift, franchise, estate taxes. Upon the request of Lessee, Lessor will cooperate or join with Lessee in any application which is necessary to permit the payment of any assessment in installments.

10.2

          (a) PAYMENT OF TAXES. Lessor shall pay the Real Property Taxes applicable to the Premises provided, however, that Lessee shall pay to Lessor the amount, if any, by which Real Property Taxes applicable to the Premises increase over the Real Property Taxes for the fiscal tax year ending June, 30, 1999 ("TAX INCREASE"). Subject to Paragraph 10.2(b), payment of any such Tax Increase shall be made by Lessee to Lessor within thirty (30) days after receipt of Lessor's written statement setting forth the amount due and the computation thereof. If any such taxes shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee's share of such taxes shall be prorated to cover only that portion of the tax bill applicable to the period that this Lease is in effect.

          (b) ADVANCE PAYMENT. In the event Lessee incurs a late charge on any Tax Increase payment, Lessor may, at Lessor's option, estimate the current Real Property Taxes, and require that the Tax increase be paid in advance to Lessor by Lessee, either; (i) in a lump sum amount equal to the amount due, at least twenty (20) days prior to the applicable delinquency date; or (ii) monthly in advance with the payment of the Base Rent. If Lessor elects to require payment monthly in advance, the monthly payment shall be an amount equal to the amount of the estimated installment of the Tax Increase divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable Tax Increase is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable Tax Increase. If the amount collected by Lessor is insufficient to pay the Tax Increase then due, Lessee shall pay Lessor, upon demand, such additional sums as are necessary to pay such obligations. All moneys paid to Lessor under this Paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may at the option of Lessor, be treated as an additional Security Deposit.

          (c) ADDITIONAL IMPROVEMENTS. Notwithstanding anything to the contrary in this Paragraph 10.2, Lessee shall pay to Lessor upon demand therefor the entirety of any increase in Real Property Taxes assessed by reason of Alterations or Utility Installations placed upon the Premises by Lessee or at Lessee's request.

10.3 JOINT ASSESSMENT. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Tax Increase for all of the land and improvements included within the tax parcel assessed, such proportion to be reasonably determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available, but excluding any Tenant Improvements made by Lessor.

10.4 PERSONAL PROPERTY TAXES. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause such property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within thirty (30) days after receipt of a written statement.

11. UTILITIES. Lessee shaft pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered.

12.       ASSIGNMENT AND SUBLETTING.

12.1      LESSOR'S CONSENT REQUIRED.

          (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "ASSIGN OR ASSIGNMENT") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent, such consent not to be unreasonably withheld. Lessor agrees to respond to Lessee's written request or consent to a subleasing or assignment within fifteen (15) business days after Lessee has delivered to Lessor the proposed sublease or assignment and current financial statements of the proposed transferee. If lessor fails to respond to Lessee's written request for such consent, Lessor shall be deemed to have consented to the proposed sublessee or


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

assignee. if Lessor shall disapprove such proposed sublessee or assignee, Lessor shall inform Lessee of the reasons for such disapproval during said response period.

          (b) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than twenty-five percent (25%) of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent, "NET WORTH OF LESSEE" shall mean the net worth of Lessee established under generally accepted accounting principles.

          (c) Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

12.2      TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING.

          (a) Regardless of Lessor's consent, any assignment or subletting shall not, unless evidenced by a written agreement signed by Lessor: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease; (ii) release Lessee of any obligations hereunder; or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

          (b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

          (c) Lessor's consent to any assignment, or subletting shall not constitute a consent to any subsequent assignment or subletting.

          (d) In the event of any Breach by Lessee, Lessor may proceed directly against Lessee, or anyone else responsible for the performance of Lessee's obligations under this Lease including any assignee or sublessee, and/or may draw upon the Letter of Credit, at the same time or in any order, without first exhausting Lessor's remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

          (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

          (f) Any assignee of, or sublessee under, this Lease shall by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

          (g) In the case of a subletting, one-half (1/2) of any sums or economic consideration received by Lessee as a result of or in connection with the subletting shall be paid to Lessor upon receipt after first deducting (i) the rental due under this Lease, prorated to reflect only rental allocable to the sublet portion of the Premises, (ii) the cost of leasehold improvements made to the sublet portion of the Premises at Lessee's cost, amortized over the remaining term of this Lease at the time of such subletting, except for leasehold improvements made for the specific benefit of the sublessee, which shall be amortized over the term of the sublease, and
(iii) the cost of any real estate commissions, reasonable attorney fees, or other third party professional services paid by Lessee in connection with the subletting. In the case of an assignment of this Lease, one-half (1/2) of any sums or economic consideration received by Lessee as a result of or in connection with the assignment shall be paid to Lessor upon receipt after first deducting the cost of any real estate commissions, reasonable attorney fees, or other third party professional services paid by Lessee in connection with the assignment. The consideration received by Lessee to be shared with Lessor shall exclude any consideration fairly attributable to Lessee's furniture, fixtures (other than the Tenant Improvements) and equipment made available to the sublessee or the assignee, but in no event greater than the fair market value thereof to a third party purchaser who was not a sublessee or assignee.

          (h) Without limiting other instances in which Lessor may reasonably withhold consent to an assignment or subletting, Lessor and Lessee acknowledge that it shall be reasonable for Lessor to withhold consent in the following instances:

               (i) if at the time consent is requested or at any time consent is requested but prior to the granting of consent, but for the pendency of any grace or cure period under paragraph 13, a Default exists under this Lease;

               (ii) if the proposed assignee or sublessee is a governmental agency;

               (iii) if, in Lessor's reasonable judgment, use of the Premises by the proposed assignee or sublessee would entail alterations that would materially lessen the value of the leasehold improvements in the Premises (unless Lessee provides adequate security to ensure that the Premises will be restored to their prior condition as required herein), or would require substantially increased services by Lessor;

               (iv) if Lessor reasonably determines that circumstances warrant a consideration of the financial worth of a proposed assignee or sublessee, and the financial worth, in Lessor's reasonable judgment, does not meet the credit standards required by Lessor;

               (v) if, in Lessor's reasonable judgment, the character, reputation, or business of the proposed assignee or sublessee is not consistent with the quality required by Lessor.

12.3 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therin:

          (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, and subject to the provisions of Paragraph 12.2 (g), Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs and such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease, Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

          (b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

          (c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

          (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent, as specified above.

          (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

          (f) notwithstanding anything to the contrary contained in this Lease, Lessee, without Lessor's prior written consent, may sublet the Premises or assign this Lease to: (i) a subsidiary, affiliate, franchise, division or corporation controlling, controlled by or under common control with Lessee; (ii) a successor corporation related to Lessee by merger, consolidation, non-bankruptcy reorganization; or (iii) a purchaser of substantially all of Lessee's assets by merger, stock acquisition or otherwise (collectively, "PERMITTED TRANSFEREES"). For purposes of this Lease, a sale of Lessee's capital stock through any public exchange shall not be deemed an assignment, subletting or other transfer of this Lease or the Premises requiring Lessor's consent.

3.1       DEFAULT; BREACH; REMEDIES.

13.1 DEFAULT; BREACH. A "DEFAULT" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or rules under this Lease. A "BREACH" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period.

          (a) The abandonment of the Premises, coupled with Lessee's failure to pay Rent when due; or the vacating of the Premises without providing a commercially reasonable level of security, and/or Security Deposit or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

          (b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) business days following written notice to Lessee (other than for the payment of Rent, for which no notice from Lessor shall be required).

          (c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements if requested by Lessor,
(ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) a Tenancy Statement, (v) a requested subordination, (vi) evidence concerning any guaranty, (vii) any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of ten (10) days following written notice to Lessee.

          (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said thirty
(30) day period and thereafter diligently prosecutes such cure to completion.

          (e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "DEBTOR" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within sixty (60) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within sixty (60) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

          (f) The discovery that any financial statement of Lessee given to Lessor was materially false.

          (g)(i) The termination or withdrawal or purported termination or withdrawal of the Letter of Credit by the issuer thereof, or (ii) the refusal of the issuer of the Letter of Credit to honor any draw request by Lessor thereunder, or (iii) the failure at any time during the Original Term of Lessee to cause the Letter of Credit to maintained in full force and effect as required by Section 1.10 hereof.

13.2 REMEDIES. If Lessee fails to perform any of its affirmative duties or obligations within the time provided herein and the passage of ten (10) days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable, by Lessee upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier's check, in the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

          (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event, Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph
13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

          (b) Continue this Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

          (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term thereof or by reason of Lessee's occupancy of the Premises.

13.3      INDUCEMENT RECAPTURE. Intentionally Deleted.

13.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to five percent (5%) of each such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the even that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

13.5 INTEREST. Any monetary payment due Lessor hereunder not received by Lessor, within three (3) days after the date when due as to scheduled payments (such as Base Rent) or within ten (10) days after the date when due as to non-scheduled payments, shall bear interest from the date when due. The interest ("INTEREST") charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus 2%, but shall not exceed the maximum rate allowed by law. Interest is payable in addition any late charge provided for in Paragraph 13.4.

13.6      BREACH BY LESSOR.

          (a) NOTICE OF BREACH. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

          (b) PERFORMANCE BY LESSEE on Behalf of Lessor in the event that neither Lessor nor Lender cures said breach within thirty (30) days after receipt of said written notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee's expense and offset from Rent an amount equal to the greater of one month's Base Rent or the Security Deposit, and to pay an excess of such expense under protest, reserving Lessee's right to reimbursement from Lessor. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "CONDEMNATION"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of any building portion of the premises, or more than twenty-five percent (25%) of the land area portion of the premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Promises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15. REPRESENTATIONS AND INDEMNITIES OF BROKER RELATIONSHIPS. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith, Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

16.       ESTOPPEL CERTIFICATES.

          (a) Each Party (as "RESPONDING PARTY") shall within ten (10) business days after written notice from the other Party (the "REQUESTING PARTY") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "ESTOPPEL CERTIFICATE" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

          (b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such ten day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party; (ii) there are no uncured defaults in the Requesting Party's performance; and (iii) if Lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

          (c) Upon request by Lessor, Lessee shall deliver to Lessor and to any potential lender or purchaser designated by Lessor (but not more than two times in any twelve month period) such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements or the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. DEFINITION OF LESSOR. The term "LESSOR" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor's interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6 above.

18. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. DAYS. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

20. LIMITATION ON LIABILITY. Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, the rents from the Premises, and insurance proceeds relating to a casualty at the Premises (subject in all such cases to prior rights of any lenders to Lessor), and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. NO PRIOR OR OTHER AGREEMENTS. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23.       NOTICES.

23.1 NOTICE REQUIREMENTS. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 DATE OF NOTICE. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the data of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service of courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. WAIVERS. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. RECORDING. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees applicable thereto.

26. NO RIGHT TO HOLDOVER. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS; CONSTRUCTION OF AGREEMENT. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it.

29. BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.       SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

          30.1 SUBORDINATION. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as Lessors Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

          30.2 ATTORNMENT. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not:
(i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor; or
(iii) be bound by prepayment of more than one (1) month's rent.

          30.3 NON-DISTURBANCE. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "NON-DISTURBANCE AGREEMENT") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within sixty (60) days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said sixty (60) days, then Lessee may, at Lessee's option, directly contact Lessor's lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

          30.4 SELF-EXECUTING. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. ATTORNEYS' FEES. If any Party or Broker brings an action or proceeding involving the Premises to enforce the terms hereof or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "PREVAILING PARTY" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred, in addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.

32. LESSOR'S ACCESS; SHOWING PREMISES; REPAIRS. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon at least 24 hours prior notice for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises any ordinary "FOR SALE" signs and Lessor may during the last six (6) months of the term hereof place on the Premises any ordinary "FOR LEASE" signs. Lessee may at any time place on or about the Premises any ordinary "FOR SUBLEASE" sign.


33. AUCTIONS. Lessee shall not conduct nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.


34. SIGNS. Except for ordinary "For Sublease" signs, Lessee shall not place any sign upon the Premises without Lessor's prior written consent. All signs must comply with all Applicable Requirements. Lessee, at its sole cost and expense, shall have the right to install signage on the exterior of the Premises, upon the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed, which sign shall be a permit table sign; provided that Lessee shall provide evidence that such signage shall conform to all Applicable Requirements and all required permits shall have been obtained.

35. TERMINATION; MERGER. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within ten
(10) days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36. CONSENTS. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.

37.       INTENTIONALLY DELETED.

38. QUIET POSSESSION. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.       OPTION TO EXTEND ORIGINAL TERM.

          39.1 Lessee shall have the option to extend the Original Term of this Lease (the "OPTION") for one (1) additional period of five (5) years (the "OPTION PERIOD") commencing on the Expiration Date upon the following terms and conditions:

                (a) That Lessee is not in Default under any of the terms, covenants, conditions or provisions of this Lease either at the time Lessee exercises the Option or at any time thereafter prior to the Expiration Date;

                (b) That Lessee shall have notified Lessor of Lessee's election to exercise such Option in the manner provided below; and

                (c) Lessee shall have provided to Lessor Lessee's audited financial statements for the Lessee's fiscal year most recently completed, along with unaudited financial statements for the interim periods thereafter, and Lessor shall have determined, in the sole and absolute discretion of Lessor, that Lessee's creditworthiness is satisfactory to Lessor.

                (d) The "OPTION PERIOD RENT" shall be equal to the greater of (i) the Rent paid by Lessee for the one year period prior to the Expiration Date, or (ii) the Fair Market Rental Value for the Premises for the Option Period as of the Expiration Date. "FAIR MARKET RENTAL VALUE" shall mean the prevailing market rental rate charged in an arms length transaction by a willing lessor and a willing lessee for substantially similar space, in substantially the same physical condition as the Premises in comparable buildings in the immediate area of the Premises.

                (e) If Lessee desires to exercise the Option, Lessee shall deliver to Lessor written notice of exercise not more than twelve (12), and not less than eight (8), months prior to the expiration of the Original Term. Within fifteen (15) days after receipt of such notice of exercise, Lessor shall notify Lessee of Lessor's determination of the Fair Market Rental Value for the Premises. Within ten (10) days of Lessee's receipt of Lessor's determination of Fair Market Rental Value, Lessee shall notify Lessor as to one of the following (i) Lessee's decision to confirm its exercise of the Option at Fair Market Rental Value as determined by Lessor; (ii) Lessee's decision to confirm its exercise of the Option, but that Lessee disagrees with Lessor's calculation of Fair Market Rental Value; or (iii) that Lessee waives and releases its Option. If Lessee does not respond during this ten (10) day notice period, Lessee will be deemed to have elected not to exercise its Option. If during the ten (10) day notice period, Lessee notifies Lessor that Lessee desires to exercise its Option, but Lessee disputes Lessor's calculation of Fair Market Rental Value, Lessee and Lessor shall have fifteen
(15) days following receipt of Lessee's notice to agree as to the Fair Market Rental Value. If within the fifteen (15) day negotiation period Lessor and Lessee cannot so agree, then within ten (10) days after the expiration of the fifteen (15) day negotiation period, Lessor and Lessee each, at its own cost and by giving notice to the other party, shall appoint a real estate broker with at least ten (10) years' full-time commercial real estate leasing experience in San Francisco County to determine Fair Market Rental Value. If either Lessor or Lessee does not appoint a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set the Fair Market Rental Value. If the two (2) brokers are unable to agree within thirty (30) days after the second broker has been appointed, they shall attempt to select a third broker meeting the qualifications stated in this paragraph 39 within ten (10) days after the last day the two (2) brokers are given to set the Fair Market Rental Value. If they are unable to agree on the third broker, either Lessor or Lessee by giving ten (10) days' notice to the other party can apply to the then president of the real estate board of San Francisco County, or to the Presiding Judge of the Superior Court of San Francisco County, for the selection within fifteen (15) days thereafter of a third broker who meets the qualifications stated in this paragraph 39. Lessor and Lessee each shall bear one-half (1/2) of the cost of appointing the third broker and of paying the third Broker's fee. Within thirty (30) days after the selection of a third broker, a majority of the brokers shall set the Fair Market Rental Value. If a majority of the brokers are unable to set the Fair Market Rental Value within the stipulated period of time, the three (3) estimates shall be added together and their total divided by three (3); and the resulting quotient shall be the Fair Market Rental Value. If, however, the low estimate and/or high estimate and/is more than ten percent (10%) lower and/or higher than the middle estimate, the low estimate and/or the high estimate shall be disregarded, the remaining two (2) estimates shall be added together and their total divided by two (2); and the resulting quotient shall be the Fair Market Rental Value. If both the low estimate and the high estimate are disregarded as stated in this paragraph 39, the middle estimate shall be the Fair Market Rental Value. After the Fair Market Rental Value has been set, the brokers shall immediately notify Lessor and Lessee. The determination of the brokers as set forth above shall be binding on Lessor and Lessee.

          39.2 The Option granted to Lessee in this Lease is personal to the original Lessee (except with respect to a permitted Transferee), and cannot be assigned or exercised by anyone other than said original Lessee (or such Permitted Transferee) and only while the original Lessee (or such Permitted Transferee) is in full possession of the Premises.

40. MULTIPLE BUILDINGS. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and that Lessee will pay its fair share of common expenses incurred in connection therewith.

41. SECURITY MEASURES. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shaft have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. RESERVATIONS. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary to, and cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee, or diminish Lessee's parking as provided in Paragraph 50. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum, if it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

44. AUTHORITY. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within thirty (20) days after request, deliver in the other party satisfactory evidence of such authority.

45. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. OFFER. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. AMENDMENTS. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48. MULTIPLE PARTIES. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

49. TENANT IMPROVEMENTS. Attached hereto as Exhibit 2 are the space plans and specifications) the "CONSTRUCTION DOCUMENTS") which describe the improvements to be constructed in the Premises (the "TENANT IMPROVEMENTS"). The Construction Documents specify the entire scope of the Tenant Improvements to be made by Lessor. Any changes to the Construction Documents may be made only in writing and with the approval of Lessor and Lessee. Lessor shall construct the Tenant Improvements in accordance with the Construction Documents and in accordance with all Applicable Requirements including without limitation the Americans With Disabilities Act of 1990, in a good and workmanlike manner, free of defects and using new materials and equipment of good quality. Within thirty (30) days after the Commencement Date, Lessee and Lessor shall conduct a joint "walk-through" of the Premises in order to determine and agree upon a written "punch list", setting forth those items which Lessor and Lessee agree are defective items of construction. Lessor shall promptly cause such punch list items to be corrected. Lessee's acceptance of the Premises or agreement to a "punch list" shall not be deemed a waiver of Lessee's right to have defects in the Tenant Improvements or the Premises which are latent defects repaired at no cost to Lessee. Lessee shall provide notice to Lessor whenever any such latent defect becomes reasonably apparent and Lessor shall repair such latent defect as soon as practicable. Lessor shall cooperate with Lessee in the enforcement of any warranties available to Lessor which would reduce Lessee's maintenance obligations under this Lease.

50. PARKING. During the Initial Term, Lessor shall make available to Lessee three (3) parking stalls at the prevailing market rate (which is currently $150 per month per stall) in the Freelon Street gated parking lot located behind 560 Brannan Street. Lessor does not provide any assurance that such parking will be provided to Lessee by Lessor following the Initial Term and Lessor has no obligation to provide same.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

THE FINK AND SCHINDLER COMPANY              BABY CENTER, INC.



By  /s/ GERHARD KONOPKA                     By  /s/ MATTHEW GLICKMAN
  -------------------------------------       -------------------------------
Name: GERHARD KONOPKA                       Name: MATTHEW GLICKMAN
     ----------------------------------          ----------------------------
Title: PRESIDENT                            Title: CEO
      ---------------------------------           ---------------------------

                                    EXHIBITS


Exhibit 1     Form of Letter of Credit

Exhibit 2     Construction Documents for Tenant Improvements